UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2010

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

In connection with the filing of a prospectus supplement to its Registration Statement on Form S-3 (File No. 333-150231) by Dynamic Materials Corporation (the “Company”), with respect to the resale by selling stockholders named therein of up to 222,445 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), the Company is filing a legal opinion regarding the validity of the shares of Common Stock as Exhibit 5.2 hereto with reference to, and incorporated by reference into, the Registration Statement.

Important Legal Information

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.  A registration statement relating to the securities has been filed with the Securities and Exchange Commission, and a final prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission.

Copies of the prospectus meeting the requirements of Section 10 of the Act may be obtained at www.sec.gov.

Item 9.01                                            Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

5.2	Opinion of Holme Roberts & Owen LLP.

23.3	Consent of Holme Roberts & Owen LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: June 4, 2010	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer